                                                                    Exhibit 10.1


                                FIRST AMENDMENT
                                ---------------

          FIRST AMENDMENT (this "Amendment"), dated as of June 30, 1998, among THERMA-WAVE, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of May 16, 1997 (the "Credit Agreement"); and

          WHEREAS, the Borrower has requested, and the Banks are willing to grant (subject to the terms and conditions hereof), certain amendments to the Credit Agreement as set forth herein;

          NOW, THEREFORE, it is agreed:

          1. Section 1.01(c) of the Credit Agreement is hereby amended by inserting the following text at the end of clause (v) of the second sentence thereof:

          "or the amount of the Borrowing Base at such time".

          2. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end thereof:

          "(d) Notwithstanding anything to the contrary contained in this Agreement (including in this Section 1.01 or in Section 2.01), at no time on and after July 1, 1998 and prior to the date of delivery of the financial statements and related officer's certificate pursuant to Sections 7.01(c) and 7.01(e) in respect of the Borrower's fiscal year ending closest to March 31, 2000, shall the sum of (I) the aggregate principal amount of all outstanding Revolving Loans plus (II) the aggregate principal amount of all outstanding Swingline Loans plus (III) the aggregate amount of all Letter of Credit Outstandings exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered)."

          3. Section 4.02(a) of the Credit Agreement is hereby amended by inserting the following new paragraph at the end thereof:

          "If, on any date on and after July 1, 1998 and prior to the date of delivery of the financial statements and related officer's certificate pursuant to Sections 7.01(c) and 7.01(e) in respect of the Borrower's fiscal year ending closest to March 31, 2000, the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline

     Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Borrowing Base at such time (based on the Borrowing Base Certificate last certificate), the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans, in an aggregate amount equal to such excess. If, on any date during the period set forth above in the immediately preceding sentence and after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrower agrees to pay to the Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations)."

          4. Section 7.01 of the Credit Agreement is hereby amended by inserting the following new clause (j) at the end thereof:

          "(j)  Borrowing Base Certificate.  Until the Borrower delivers its
                --------------------------
     financial statements and related officer's certificate pursuant to Sections 7.01(c) and 7.01(e) in respect of its fiscal year ending closest to March 31, 2000, (x) on July 13, 1998 and (y) not later than 3:00 P.M. (New York time) on the fifteenth day of each fiscal month of the Borrower (commencing on July 20, 1998), a borrowing base certificate in the form of Exhibit M (each, a "Borrowing Base Certificate"), which shall be prepared (A) as of May 31, 1998 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding fiscal month in the case of each subsequent monthly Borrowing Base Certificate, in each case certified by the chief financial officer or other Authorized Officer of the Borrower."

          5. Section 7.02 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

     "In addition, the Borrower will, and will cause each of its Subsidiaries to, permit upon reasonable prior notice to the Borrower, the Agent to conduct, at the Borrower's expense, an audit of the inventories and accounts receivable of the Borrower and its Subsidiaries at such times (but no more frequently than once a year unless an Event of Default shall have occurred and be continuing) as the Agent shall reasonably require."

          6. Section 8.09 of the Credit Agreement is hereby deleted in its entirety and the following new Section 8.09 is inserted in lieu thereof:

          "8.09  Minimum Consolidated EBITDA.  (a)  The Borrower will not permit
                 ---------------------------
     Consolidated EBITDA (i) for the Borrower's fiscal quarter ending closest to June 30, 1997 to be less than $2,500,000 and (ii) for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

                Fiscal Quarter
               Ending Closest To                     Amount
               -----------------                     ------

               September 30, 1997                  $5,000,000

               December 31, 1997                   $5,000,000

               March 31, 1998                      $5,000,000

               June 30, 1998                       ($1,000,000)

               September 30, 1998                  ($9,000,000)

               December 31, 1998                   ($5,500,000)

               March 31, 1999                      ($3,500,000)

               June 30, 1999                       ($2,500,000)

               September 30, 1999                  ($500,000)

               December 31, 1999                   $1,500,000

               March 31, 2000                      $3,500,000

               June 30, 2000                       $10,000,000

               September 30, 2000                  $15,000,000

               December 31, 2000                   $15,000,000

               March 31, 2001                      $15,000,000

               June 30, 2001                       $15,750,000

               September 30, 2001                  $16,500,000

               December 31, 2001                   $16,500,000

               March 31, 2002                      $16,500,000

               June 30, 2002                       $16,500,000

          (b) The Borrower will not permit Consolidated EBITDA for the period from April 6, 1997 to the last day of a fiscal quarter of the Borrower set forth below (in each case taken as one accounting period) to be less than the amount set forth opposite such fiscal quarter below:

                 Fiscal Quarter
               Ending Closest To                     Amount
               -----------------                     ------

               June 30, 1997                       $2,500,000

               September 30, 1997                  $5,000,000

               December 31, 1997                   $7,500,000

               March 31, 1998                      $10,000,000

               June 30, 1998                       $13,000,000

               September 30, 1998                  $11,000,000

               December 31, 1998                   $9,500,000

               March 31, 1999                      $8,500,000

               June 30, 1999                       $8,000,000

               September 30, 1999                  $9,000,000

               December 31, 1999                   $11,000,000

               March 31, 2000                      $13,500,000"


          7. The definition of "Consolidated EBITDA" appearing in Section 10 of the Credit Agreement is hereby deleted in its entirety and the following new definition of "Consolidated EBITDA" is inserted in lieu thereof:

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto (i) the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period and (ii) to the extent incurred during the Borrower's fiscal quarter ended closest to June 30, 1998, up to $750,000 of non-cash restructuring charges that were deducted in determining Consolidated EBIT for such period and (y) subtracting therefrom the amount of all cash expenses, cash charges and cash payments made or incurred during such period which relate to any non-cash restructuring charges referred to above in this definition.

          8. Section 10 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

          "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to the sum of 90% of Eligible Receivables plus 60% of Eligible Inventory, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(j).

          "Borrowing Base Certificate" shall have the meaning provided in
Section 8.01(j).

          "Eligible Inventory" shall mean the gross dollar value (valued at the lower of cost or market value) of the inventory of the Borrower and the Subsidiary Guarantors which, except as provided below in this definition, conforms to the representations and warranties contained in the Security Agreement (including by the Collateral Agent having a first priority perfected security interest therein subject only to Permitted Liens) and which at all times continue to be acceptable to the Collateral Agent in its reasonable judgment, less (i) any supplies (other than raw materials), goods returned or rejected (except to the extent that such returned or rejected goods continue to conform to the representations and warranties contained in the Security Agreement and continue to be acceptable to the Collateral Agent in its reasonable judgment) by customers and goods to be returned to suppliers, (ii) any advance payments made by customers with respect to inventory of the Borrower and the Subsidiary Guarantors, (iii) reserves required by the Collateral Agent in its reasonable judgment and
     (iv) any inventory held on consignment, provided that Eligible Inventory also may include up to $3,000,000 in the aggregate of inventory of the Borrower and its Subsidiaries which is located outside the United States and in which the Collateral Agent does not have a perfected security interest so long as such inventory otherwise meets the eligibility requirements set forth above in this definition.

          "Eligible Receivables" shall mean the total face amount of the receivables of the Borrower and the Subsidiary Guarantors which conform to the representations and warranties contained in the Security Agreement (including by the Collateral Agent having a first priority perfected security interest therein subject only to Permitted Liens) and at all times continue to be acceptable to the Collateral Agent in its reasonable judgment, less any returns, discounts, claims, credit and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves booked or made by the Borrower or any Subsidiary Guarantor for any other matter affecting the creditworthiness of account debtors owing the receivables and excluding (i) bill and hold (deferred shipment) transactions, (ii) contracts or sales to any Affiliate of the Borrower or any of its Subsidiaries, (iii) all receivables to the extent that same have not been paid in full within 90 days of the due date thereof or which have been disputed by the account debtor, and (iv) governmental sales, provided that governmental sales shall be included to the extent that the Borrower or the respective Subsidiary Guarantor has taken all action required to be taken by the Federal Assignment of Claims Act to grant to the Collateral Agent a valid, enforceable and perfected security interest in the respective receivable.

          9. The Credit Agreement is hereby further amended by inserting a new Exhibit M thereto in the form of Exhibit M hereto.

          10. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below), after giving effect to this Amendment and (ii) there exists no Default or Event of Default on the First Amendment Effective Date, after giving effect to this Amendment.

          11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other provision of any other Credit Document.

          12. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          13. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

          14. This Amendment shall become effective as of the date first above written on the date (the "First Amendment Effective Date") when the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (included by way of facsimile transmission) the same to the Agent at the Notice Office.


                                     * * *

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                 THERMA-WAVE, INC.

                                 By:      /s/ CHARLOTTE HOLLAND
                                    ----------------------------------
                                    Title:  Vice President of Finance

                                 BANKERS TRUST COMPANY,
                                    Individually and as Agent

                                 By:      /s/ RYAN ZANIN
                                    ----------------------------------
                                    Title:  Managing Director

                                 FLEET BANK, N.A.


                                 By:
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                                    Title: